Exhibit 10.15

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SECOND AMENDMENT TO LICENSE AGREEMENT

This amendment to the License Agreement (the “Second Amendment”), effective on the date last signed below (“Effective Date”), is by and between Avedro, Inc, a corporation having a place of business at 230 Third Ave, Waltham, MA 02451 (“Avedro”), and California Institute of Technology, a not-for-profit corporation duly organized and existing under the laws of the State of California with an address at 1200 East California Boulevard, MC 6-32, Pasadena, California 91125 (“Caltech”; Avedro and Caltech together are the “Parties”).

Whereas, the Parties entered into that certain License Agreement, effective February 19th, 2015 (the “License Agreement”);

Whereas, the Parties made a first amendment and restatement of the License Agreement, effective July 31st, 2017 (“First Amendment”); and

Whereas, the Parties desire to further amend the License Agreement as set forth in this Second Amendment.

Now therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Sections 8.1 through 8.5 are hereby deleted in their entirety and replaced with the following:

8.1 Enforcement. Both Caltech and Licensee agree to promptly notify the other in writing should either Party become aware of possible infringement by a third party of the Exclusively Licensed Patent Rights in the Field. Caltech shall also notify The Regents.

[***] = CONFIDENTIAL TREATMENT REQUESTED

Upon notice and exchange of evidence of such infringement, Licensee and Caltech shall meet and confer to discuss how best to proceed with enforcement. During that meeting, Licensee may request that Caltech take steps to enforce the Exclusively Licensed Patent Rights. Pursuant to the terms of the IIA with The Regents, Caltech shall first, in cooperation with The Regents, use its best efforts to terminate such infringement without litigation. If such efforts are unsuccessful and if Caltech does not, within [***] of Licensee’s request, elect to file an action against the alleged infringer in the Field, Licensee will have all rights required by law to initiate an enforcement action in Licensee’s name at Licensee’s expense. Licensee shall be entitled to control any such action initiated by it, but will keep Caltech apprised of the status of such action or suit, and will consult with Caltech should any issues arise in litigation that may be impactful to Caltech and/or other Caltech licensees. If Caltech is required by law to join in such an action, or is subject to discovery requests in such an action, it will do so provided that: (a) Caltech will be represented by outside counsel of its choice; and (b) Licensee shall reimburse Caltech for all reasonable out-of-pocket expenses (including Caltech’s outside counsel) and all internal Caltech expenses in connection with the action. Licensee may take appropriate action to terminate or prevent the infringement provided, however, that Licensee may not bring an action or enter into a settlement agreement with an accused infringer without prior written approval of Caltech, where reasonable approval will not be withheld. In no event may The Regents be joined in any suit without its prior written consent.

8.2 Other Defensive Litigation. If a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the Exclusively Licensed Patent Rights is brought against Licensee and/or Caltech, Caltech shall have the first right to control the defense of such action at ‘its own expense. Licensee may elect to control the defense of such action if Caltech declines to do so, and if Licensee so elects it shall bear all the costs of the action and shall make settlements only with the advice and written consent of Caltech. If mutually agreed between the Parties, Licensee may also undertake the defense of any interference, opposition or similar procedure with respect to the Exclusively Licensed Patent Rights, providing that Licensee bears all the costs thereof and makes settlements only with the advice and written consent of Caltech.

8.3 Cooperation. In the event either Party takes control of a legal action or defense pursuant to Sections 8.1 or 8.2 (thus becoming the Controlling Party), the non-controlling Party shall fully cooperate with and supply all assistance reasonably requested by the Controlling Party, including by: (a) using commercially reasonable efforts to have its employees consult and testify when requested; (b) making available relevant records, papers, information, samples, specimens, and the like; and (c) joining any such action in which it is an indispensable or necessary party. The Controlling Party shall bear the reasonable expenses (including salary and travel costs) incurred by the non-controlling Party in providing such assistance and cooperation. The Controlling Party shall keep the non-controlling Party reasonably informed of the progress of the action or defense. If the non-controlling Party is not required by law to join the action, that Party shall nevertheless be entitled to participate in such action or defense at its own expense and using counsel of its choice. As a condition of controlling any action or defense involving the Exclusively Licensed Patent Rights pursuant to Sections 8.1 or 8.2, Licensee shall use its best efforts to preserve the validity and enforceability thereof.

[***] = CONFIDENTIAL TREATMENT REQUESTED

8.4 Settlement. If Licensee controls any action or defense under Section 8.1 or 8.2, then Licensee shall have the right to settle any claims thereunder, but only upon terms and conditions that are reasonably acceptable to Caltech. Should Licensee elect to abandon such an action or defense other than pursuant to a settlement with the alleged infringer that is reasonably acceptable to Caltech, Licensee shall give timely advance notice to Caltech which, if it so desires, may continue the action or defense. If Caltech controls any action or defense under Section 8.1 or 8.2, Caltech may not enter into a settlement agreement with a third party without prior written approval of Licensee for any settlement term(s) that may affect any claims that Licensee has or may have against the third party.

8.5 Recoveries. Any amounts paid by third parties to Caltech or Licensee as the result of an enforcement of the Exclusively Licensed Patent Rights under an action or defense pursuant to Sections 8.1 or 8.2 (including in satisfaction of a judgment or pursuant to a settlement) shall (a) first be applied to reimbursement of professional fees and expenses (e.g., attorneys’ fees and expert fees) including associated costs incurred by each Party; and (b) second to Caltech and Licensee as follows:

(i) [***];

(ii) [***]; and

(iii) [***].

[***].

2.

All other terms and conditions of the License Agreement, as amended in the First Amendment, that are not modified or amended pursuant to this Second Amendment shall remain in full force and effect and unaffected hereby. This Second Amendment along with the License Agreement and First Amendment and all applicable exhibits, constitutes the complete agreement of the Parties concerning the subject matter hereof, and supersedes any other agreements, promises, representations or discussions, written or oral, concerning such subject matter. This Second Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties. This Second Amendment will be of no force or effect until signed by an authorized representative of each of the Parties. After the Effective Date of this Second Amendment, every reference in the License Agreement to the “Agreement” shall mean the License Agreement as amended both by the First Amendment and this Second Amendment.

In witness whereof, the duly authorized representatives of each of the Parties hereto executed this Second Amendment.

CALIFORNIA INSTITUTE OF TECHNOLOGY		AVEDRO, INC.

By:	/s/ Frederic Farina	By:	/s/ Reza Zadno
	(Authorized Signature)		(Authorized Signature)
Name:	Frederic Farina	Name:	Reza Zadno
Title:	Chief Innovation & Corporate Partnerships Officer	Title:	CEO

Date:	10/19/2017	Date:	Oct-19-2017